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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-12761, 33-41862, 33-48888, 33-49236, 33-
49248, 33-48890, 333,83055, 33-86506, 33-86508, 33-48892 and 33-64319) and on
Forms S-3 (File Nos, 33-33914, 33-40287, 33-43648, 33-60381, 33-63393, 33-63397,
333-3995, 333-50755, 333-78577 and 333-93629) of Organogenesis Inc. of our
report dated March 13, 2001 relating to the financial statements, which appears in this Form 10-K.



                           PricewaterhouseCoopers LLP

Boston, Massachusetts
March 13, 2001